EXHIBIT 99
                                                                   ----------
EMC INSURANCE GROUP INC. REPORTS
2004 SECOND QUARTER RESULTS

       DES MOINES, Iowa (August 5, 2004) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today reported operating income of $0.12 per share for the second quarter ended June 30, 2004 compared to operating income of $0.09 per share for the second quarter of 2003(1). Operating income for the six months ended June 30, 2004 was $0.82 per share compared to $0.76 per share for the same period in 2003.

       Net income, including realized investment gains/losses, was $3,466,000 ($0.30 per share) for the second quarter of 2004 compared to $1,430,000 ($0.12 per share) for the second quarter of 2003. Net income for the six months ended June 30, 2004 was $11,815,000 ($1.02 per share) compared to $7,876,000 ($0.69 per share) for the same period in 2003. During the second quarter of 2004 the Company recognized $2,558,000 ($1,663,000 or $0.14 per share after tax) of realized investment gains on its investment in MCI Communications Corporation bonds in conjunction with a payout award received under a bankruptcy court approved "Plan of Reorganization." These bonds had previously been determined to be other-than-temporarily impaired during the second quarter of 2002.

       As reported on June 15, 2004, the Company strengthened its bulk loss and settlement expense reserves during the second quarter of 2004 in response to a recently completed actuarial evaluation of the carried reserves for the property and casualty insurance segment. This increase in reserves amounted to $2,940,000 and reduced second quarter earnings by $1,910,000 ($0.17 per share) on an after tax basis. Actuarial evaluations of the Company's carried reserves are performed on a regularly-scheduled basis and additional evaluations will be performed during the remainder of the year. The Company's standard practice is to adjust its carried reserves as necessary in response to these evaluations in an effort to maintain a consistent level of reserve adequacy. The adjustment in reserves implemented in the second quarter of 2004 represents an increase of 0.8 percent of the total loss and settlement expense reserves carried at March 31, 2004.

       Premiums earned increased 2.4 percent to $83,984,000 for the three months ended June 30, 2004 from $81,978,000 for the same period in 2003. For the six-month period ended June 30, 2004, premiums earned increased 3.1 percent to $167,443,000 from $162,360,000 for the same period in 2003. These increases are primarily attributed to rate increases implemented during the prior two years in the property and casualty insurance business as well as moderate growth and improved pricing in the assumed reinsurance business.
The overall market for property and casualty insurance remained firm during the second quarter of 2004 but moderated slightly in certain lines of business and select territories due to an increase in price competition. No significant changes are anticipated in the commercial lines marketplace for the remainder of the year and the Company will continue to implement rate increases in those lines of business and/or territories where such action is warranted; however, the overall level of these rate increases is expected to be smaller than those implemented during the past several months.

       "We are pleased with our results for the first half of 2004," stated President and CEO Bruce G. Kelley. "As demonstrated by our recent reserve strengthening actions, we are committed to maintaining adequate reserve levels. This commitment, coupled with our solid book of business, has positioned us well for the second half of the year."

       Catastrophe and storm losses declined significantly to $7,197,000 ($0.40 per share after tax) in the second quarter of 2004 from $10,342,000 ($0.59 per share after tax) in the second quarter of 2003. For the first six months of 2004, catastrophe and storm losses totaled $8,212,000 ($0.46 per share after tax) compared to $11,428,000 ($0.65 per share after tax) for the same period in 2003.

       The Company's GAAP combined ratio was 107.0 percent in the second quarter of 2004 compared to
107.3 percent in the second quarter of 2003. For the first six months of 2004, the GAAP combined ratio was 100.4 percent compared to 101.1 percent for the same period in 2003.

        Net book value of the Company's stock as of June 30, 2004 was $15.81 per share, compared to $15.72 per share at December 31, 2003.

       EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.

       The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rate agency actions and other risks and uncertainties inherent to the Company's business. When we use the words "believe", "expect", "anticipate", "estimate" or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.

     (1)The Company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Summary of Consolidated Financial Data schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.


                    Summary of Consolidated Financial Data
                               (UNAUDITED)

                               Three months ended        Six months ended
                                      June 30,                 June 30,
                            ----------------------- -------------------------
                                2004        2003        2004         2003
                            ----------- ----------- ------------ ------------
Premiums earned ............$83,984,287 $81,977,768 $167,442,569 $162,359,666
Net investment income ......  6,865,663   7,387,056   14,139,640   15,233,980
Other income ...............    265,112     264,328      341,591      432,158
                            ----------- ----------- ------------ ------------
Total revenues ............. 91,115,062  89,629,152  181,923,800  178,025,804

Losses and expenses ........ 90,520,191  88,796,144  169,366,096  165,899,535
                            ----------- ----------- ------------ ------------
  Operating income before
    income tax expense
    (benefit)...............    594,871     833,008   12,557,704   12,126,269

Income tax expense (benefit)   (803,345)   (215,904)   3,070,736    3,494,318
                            ----------- ----------- ------------ ------------
Operating income after
  income tax expense
  (benefit).................  1,398,216   1,048,912    9,486,968    8,631,951
                            ----------- ----------- ------------ ------------
Realized investment gains
  (losses) .................  3,181,108     586,584    3,581,635   (1,163,201)

Income tax expense (benefit)  1,113,388     205,304    1,253,572     (407,120)
                            ----------- ----------- ------------ ------------
  Net realized investment
    gains (losses) .........  2,067,720     381,280    2,328,063     (756,081)
                            ----------- ----------- ------------ ------------
    Net income .............$ 3,465,936 $ 1,430,192 $ 11,815,031 $  7,875,870
                            =========== =========== ============ ============

Operating income per share
- basic and diluted ........$      0.12 $      0.09 $       0.82 $       0.76
                            =========== =========== ============ ============

Net income per share
- basic and diluted ........$      0.30 $      0.12 $       1.02 $       0.69
                            =========== =========== ============ ============

Dividend per share .........$      0.15 $      0.15 $       0.30 $       0.30
                            =========== =========== ============ ============

Average number of shares
  outstanding
- basic and diluted ........ 11,558,120  11,442,717   11,540,381   11,423,035
                            =========== =========== ============ ============

WRITTEN PREMIUMS
                                     2004           2003
                                 -----------    -----------
Property & Casualty Insurance:
Three Months ended:
  March 31,.....................$ 60,183,531    $ 60,022,622
  June 30, .....................  66,960,456      65,126,418
                                 -----------    ------------
Year to date: ..................$127,143,987    $125,149,040
                                ============    ============

Reinsurance:
Three Months ended:
  March 31,.....................$ 24,500,287    $ 23,301,452
  June 30, .....................  22,019,240      22,160,253
                                 -----------    ------------
Year to date: ..................$ 46,519,527    $ 45,461,705
                                ============    ============

Total:
Three Months ended:
  March 31,.....................$ 84,683,818    $ 83,324,074
  June 30, .....................  88,979,696      87,286,671
                                 -----------    ------------
Year to date: ..................$173,663,514    $170,610,745
                                ============    ============



                             Consolidated Balance Sheet
                                                     June 30,    December 31,
                                                       2004          2003
ASSETS                                             ------------  ------------
Investments:                                        (UNAUDITED)
  Fixed maturities:
    Securities held-to-maturity, at amortized cost
      (fair value $17,880,055 and $21,167,655) ... $ 16,708,333  $ 19,423,013
    Securities available-for-sale, at fair value
      (amortized cost $418,343,084 and
      $382,326,388) ..............................  429,175,916   405,758,798
  Fixed maturity securities on loan:
    Securities held-to-maturity, at amortized cost
      (fair value $31,210,194 and $32,686,769) ...   30,042,475    30,422,335
    Securities available-for-sale, at fair value
      (amortized cost $95,186,307 and
      $117,184,150) ..............................   95,823,261   118,026,960
  Equity securities available-for-sale, at fair
    value (cost $41,688,527 and $38,998,075) .....   53,160,764    49,008,498
  Other long-term investments, at cost ...........    5,535,133     4,758,019
  Short-term investments, at cost ................   61,689,723    63,568,064
                                                   ------------  ------------
           Total investments .....................  692,135,605   690,965,687

Balances resulting from related party transactions
  with Employers Mutual:
    Reinsurance receivables ......................   18,219,202    15,861,754
    Prepaid reinsurance premiums .................    3,705,503     3,297,228
    Intangible asset, defined benefit
      retirement plan ............................    1,016,492     1,016,492
    Other assets .................................    2,692,559     1,857,284
    Indebtedness of related party ................   11,643,050             -

Cash .............................................       54,270   (14,069,102)
Accrued investment income ........................    8,182,567     7,821,652
Accounts receivable (net of allowance for
  uncollectible accounts of $0 and $0) ...........      855,846       379,423
Income taxes recoverable .........................    2,751,391             -
Deferred policy acquisition costs ................   28,107,899    26,737,784
Deferred income taxes ............................   14,304,125    10,345,429
Goodwill, at cost less accumulated amortization
  of $2,616,234 and $2,616,234 ...................      941,586       941,586
Securities lending collateral ....................  130,530,274   154,556,758
                                                   ------------  ------------
           Total assets .......................... $915,140,369  $899,711,975
                                                   ============  ============
LIABILITIES
Balances resulting from related party transactions
  with Employers Mutual:
    Losses and settlement expenses ............... $393,049,602  $367,923,881
    Unearned premiums ............................  131,468,678   124,832,607
    Other policyholders' funds ...................    1,608,747     1,390,594
    Surplus notes payable ........................   36,000,000    36,000,000
    Indebtedness to related party ................            -     2,175,118
    Employee retirement plans ....................    9,472,736     9,965,600
    Other liabilities ............................   30,188,682    19,336,366

Income taxes payable .............................            -     2,780,500
Securities lending obligation ....................  130,530,274   154,556,758
                                                   ------------  ------------
       Total liabilities .........................  732,318,719   718,961,424
                                                   ------------  ------------


STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
  shares; issued and outstanding, 11,560,632
  shares in 2004 and 11,501,065 shares in 2003 ...   11,560,632    11,501,065
Additional paid-in capital .......................   70,409,648    69,113,228
Accumulated other comprehensive income ...........   14,912,315    22,285,668
Retained earnings ................................   85,939,055    77,850,590
                                                   ------------  ------------
       Total stockholders' equity ................  182,821,650   180,750,551
                                                   ------------  ------------
       Total liabilities and stockholders' equity  $915,140,369  $899,711,975
                                                   ============  ============



                                    Segment Information
                                        (UNAUDITED)

                            Property
Six Months Ended          and Casualty                 Parent
June 30, 2004              Insurance   Reinsurance    Company    Consolidated
-----------------         ------------ ------------ ------------ ------------
Premiums earned ......... $123,569,319 $ 43,873,250 $          - $167,442,569

Underwriting (loss) gain    (4,020,260)   3,395,888            -     (624,372)
Net investment income ...    9,520,781    4,592,964       25,895   14,139,640
Other income ............      341,591            -            -      341,591
Interest expense ........      386,250      169,950            -      556,200
Other expenses ..........      408,463            -      334,492      742,955
                          ------------ ------------ ------------ ------------
  Operating income
   (loss) before income
   tax expense (benefit)     5,047,399    7,818,902     (308,597)  12,557,704

Realized investment gains    2,742,033      839,602            -    3,581,635
                          ------------ ------------ ------------ ------------
  Income (loss) before
    income tax expense
    (benefit) ........... $  7,789,432 $  8,658,504 $   (308,597)$ 16,139,339
                          ============ ============ ============ ============

                            Property
Six Months Ended          and Casualty                 Parent
June 30, 2003              Insurance   Reinsurance    Company    Consolidated
-----------------         ------------ ------------ ------------ ------------
Premiums earned ......... $119,547,945 $ 42,811,721 $          - $162,359,666

Underwriting loss .......   (1,214,328)    (604,269)           -   (1,818,597)
Net investment income ...   10,738,318    4,439,732       55,930   15,233,980
Other income ............      432,158            -            -      432,158
Interest expense ........      533,112      230,954            -      764,066
Other expenses ..........      610,422            -      346,784      957,206
                          ------------ ------------ ------------ ------------
  Operating income
    (loss) before income
    tax expense (benefit)    8,812,614    3,604,509     (290,854)  12,126,269

Realized investment
   losses ...............     (943,531)    (219,670)           -   (1,163,201)
                          ------------ ------------ ------------ ------------
  Income (loss) before
    income tax expense
    (benefit) ........... $  7,869,083 $  3,384,839 $   (290,854)$ 10,963,068
                          ============ ============ ============ ============

                                                June 30,
Other data:                              2004              2003
--------------------------------------------------------------------
                                               (UNAUDITED)
Book Value Per Share ..............      $15.81            $14.93
Price to Book Value ...............        1.49x             1.24x

Common stock price:
     High .........................      $25.51            $20.85
     Low ..........................      $19.11            $18.00
     Close ........................      $23.64            $18.53
Effective tax rate ................       26.8%             28.2%
Statutory surplus* as regards
  policyholders-insurance
  subsidiaries (in thousands) .....    $178,737          $153,626


         Annualized Data
-----------------------------------
Net income as a percent of
  beginning stockholders' equity ..       13.1%             10.0%
Average ROE .......................       13.0%              9.6%
P/E Multiple (price/last 4 qtrs) ..       11.2x             12.2x

* Statutory data rather than GAAP. However, this data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual. Consequently, no reconciliation to GAAP is required by the SEC's Regulation G.